Exhibit 31.1

CERTIFICATION UNDER SECTION 302

I, Christopher Jones, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of TruGolf Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2026

/s/ Christopher Jones
Christopher Jones Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Interim Principal Financial Officer, and Interim Principal Accounting Officer)